Exhibit 10.6

SUBLEASE

AMONG:	Radiant Marketing Solutions, Inc., an Oregon corporation	(Sublessor)

AND:	Site Wise Marketing, Inc.	(Sublessee)

AND:	Jerry Wiant and Bruce Fabbri	(Guarantors)

EFFECTIVE DATE:	June 1, 2003

RECITAL

Sublessor hereby subleases to Sublessee a portion of Suite 100 at 2896 Crescent Avenue, Eugene, Oregon, more particularly described below, upon and subject to the following terms, covenants and conditions.

AGREEMENT

1. Leased Premises; Main Lease.

1.1. Leased Premises. The leased premises consist of approximately 2725 sq feet making up the east side of Suite 100 in the building commonly known as 2986 Crescent Avenue, Eugene, Oregon.

1.2. Main Lease. The Leased Premises are presently being leased by Sublessor under terms of a Lease Agreement between A & A Properties Northwest, L.L.C., as Lessor, and Media Products, Inc., as Lessee, dated January 7, 2002, the Lessee’s rights of which have been assigned to Sublessor (Main Lease), a copy of which Main Lease is attached as Exhibit A.

2. Term of Sublease; Possession.

2.1. Term. The term of this Sublease shall be from midnight on June 1, 2003 till midnight on July 31, 2004. Thereafter, the lease will be month to month.

2.2. Possession. Sublease shall be entitled to possession of the Leased Premises on the effective date hereof.

Sublease - 1

3. Rent.

3.1. Basic Rental. As basic rental, Sublessee shall pay to Sublessor the sum of $4076.60 (including triple net allocation) per month, payable in advance, on the first day of each month and on the first day of each month thereafter during the term of this lease.

3.2. Additional Rental. As additional rental, Sublessee shall pay to Sublessor such additional monthly rental amounts, if any, as may be payable by Sublessor to Lessor pursuant to the Main Lease.

3.3. Security Deposit. To secure Sublessee’s compliance with all terms of this Sublease, upon execution of this Sublease, Sublessee shall pay Sublessor the sum of $4076.60 as a deposit. The deposit shall be a debt from Sublessor to Sublessee, refundable within 30 days after expiration of the Sublease term or other termination not caused by Sublessee’s default. Sublessor may commingle the deposit with its funds and Sublessee shall not be entitled to interest on the deposit. Sublessor shall have the right to offset against the deposit any sums owing from Sublessee to Sublessor and not paid when due, any damages caused by Sublessee’s default, the cost of curing any default by Sublessee should Sublessor elect to do so, and the cost of performing any repair or cleanup that is Sublessee’s responsibility under this lease. Offset against the deposit shall not be an exclusive remedy in any of the above cases, but may be invoked by Sublessor, at its option, in addition to any other remedy provided by law or this sublease for Sublessee’s nonperformance. Sublessor shall give notice to Sublessee each time an offset is claimed against the deposit, and, unless the Sublease is terminated, Sublessee shall within 10 days after such notice deposit with Sublessor a sum equal to the amount of the offset so that the total deposit amount, net of offset, shall remain constant throughout the sublease term.

3.4. Late Charge. In the event that any payment required by this Sublease is not paid within 10 days after the date it is due, Sublessee agrees to pay a late charge of five percent of the amount overdue. This provision shall not be deemed to waive any remedies Sublessor may have in the event any payment required by this sublease is not paid when due.

3.5. Place of Payment. All rental payments shall be made to Sublessor at such place as Sublessor may from time to time direct by written notice to Sublessee.

4. Use of Leased Premises. Sublessee shall use the Leased Premises for office purposes only and shall not use the Leased Premises in any manner which would constitute a violation of the Main Lease.

5. Sublessee’s Covenants.

5.1. Compliance with Main Lease. Sublessee acknowledges the existence of the Main Lease and agrees to take the Leased Premises subject to all of the terms and conditions of the Main Lease, to use the Leased Premises within the restrictions provided by the Main Lease and to perform any and all obligations required to be performed by Sublessor as lessee under the Main Lease, except for the payment of rentals due thereunder which Sublessor shall continue to pay to Lessor.

Sublease - 2

5.2. Hold Harmless. Sublessee agrees to protect, defend, and hold harmless Sublessor from and against any loss, liability or claim arising out of or attributable to Sublessee’s use of the Leased Premises or Sublessee’s breach of any provisions of the Main Lease, the performance or observance of which is Sublessee’s responsibility under paragraph 5.1 above, or any other provision of this Sublease.

6. Mutual Rights and Obligations. Insofar as the Leased Premises are concerned, and as between Sublessor and Sublessee, and except to the extent of conflict with an express provision of this Sublease, Sublessor shall be deemed to have all of the rights and obligations of the Lessor under the Main Lease, and Sublessee shall be deemed to have all of the rights and obligations of the Lessee under the Main Lease.

7. Additional Provisions.

7.1. Condition of Leased Premises. Sublessee accepts the Leased Premises in “AS IS” condition.

7.2. Insurance. Sublessee will provide Sublessor with evidence of casualty and liability insurance as required by the Main Lease, with loss payable to Lessor and the Sublessor as their respective interest may appear.

7.3. No Other Rights. This is a sublease only. Notwithstanding any other provision of this Sublease to the contrary, Sublessee shall not have any renewal rights, rights of first refusal, or option rights which Sublessor may have under the Main Lease.

7.4. Assignment. Sublessee shall not assign this Sublease or sublet the Leased Premises or grant any other person the right to use the Leased Premises, unless written permission is granted.

8. Guarantee. Guarantors, jointly and severally, unconditionally and irrevocably guarantee strict and timely performance of all of Sublessee’s obligations under this Sublease.

9. Notice. All notices required by this agreement shall be in writing addressed to the party to whom the notice is directed at the address of that party set forth below the signatures on this agreement and shall be deemed to have been given for all purposes upon receipt when personally delivered; one day after being sent, when sent by recognized overnight courier service; two days after deposit in United States mail, postage prepaid, registered or certified mail; or on the date transmitted by telegraph or telecopier. Any party may designate a different mailing address or a different person for all future notices by notice given in accordance with this paragraph.

10. Attorney Fees. In any proceeding to enforce or interpret this agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorney fees, costs, and expenses incurred by the prevailing party before and at any trial, arbitration, bankruptcy, or other proceeding, and in any appeal or review.

11. Modification. No modification of this agreement shall be valid unless it is in writing and is signed by all of the parties.

Sublease - 3

12. Integration. This agreement is the entire agreement of the parties. There are no promises, terms, conditions, or obligations other than those contained in this agreement. This agreement shall supersede all prior communications, representations, and agreements, oral or written, of the parties.

13. Interpretation. The paragraph headings are for the convenience of the reader only and are not intended to act as a limitation on the scope or meaning of the paragraphs themselves. This agreement shall not be constructed against the drafting party.

14. Severability. The invalidity of any term or provision of this agreement shall not affect the validity of any other provision.

15. Waiver. Waiver by any party of strict performance of any provision of this agreement shall not be a waiver of or prejudice any party’s right to require strict performance of the same provision in the future or of any other provision.

16. Binding Effect. Subject to restrictions in this agreement upon assignment, this agreement shall be binding on and inure to the benefit of the heirs, legal representatives, successors, and assigns of the parties.

17. Governing Law. This agreement shall be interpreted and enforced according to the laws of the state of Oregon.

18. Counterparts. This agreement may be executed in multiple counterparts, each of which shall constitute one agreement, even though all parties do not sign the same counterpart.

19. Exhibits. All exhibits referred to in this agreement are incorporated by reference.

Sublessor Radiant Marketing Solutions, Inc.		Sublessee Site Wise Marketing, Inc.

By	/s/ JEFFRY W. POWELL	By	/s/ GERALD S. WIANT

	Jeffry W. Powell, President	Title	President

Dated: 5/9/03		Dated: 5.14.03

Address:	2896 Crescent Ave., Suite 100 Eugene, OR 97408	Address:	2896 Crescent Ave., Suite 101 Eugene, OR 97408

Sublease - 4

Guarantors

/s/ JERRY WIANT

Jerry Wiant

Dated:	5.14.03
Address:

/s/ BRUCE FABBRI

Bruce Fabbri

Dated:	5/14/03
Address:

Attachment: Exhibit A – Main Lease

Sublease - 5

LEASE AGREEMENT

THIS INDENTURE OF LEASE entered into this 7th day of January, 2002, between A & A Properties Northwest, L.L.C., hereinafter called the lessor, and Media Products Inc., hereinafter called the lessee,

Witnesseth: In consideration of the covenants herein, the lessor hereby leases unto the lessee those certain premises, as is, situated in the City of Eugene, County of Lane and State of Oregon, hereinafter called the premises, described as follows:

Approximately 4,875 square feet of rentable space on the ground floor of the building with restrooms and common area included at 2896 Crescent Drive, Suite 203. It is understood that has been paid upon execution of this lease which represents rent for March, 2002 and last month’s rental will be paid on March 1, 2002. Lessor agrees to remodel the subject space at a cost not too exceed according to the plan and contractors bid made a part of this lease (Exhibit A). Basic security system will be provided by landlord at his expense and will include a key pad for tenant and door sensors. Monthly rental for this lease shall be paid monthly in advance.

To Have and to Hold the premises commencing with the 1st day of March, 2002 and ending at midnight on the 28th day of February, 2005, for a monthly rental of due on the 1st of each month for the whole term, which lessee agrees to pay at 875 Wilson Street, Suite C, Eugene, OR 97402, City of Eugene, State of Oregon, at the following times and in the following amounts, to-wit____

In consideration of the leasing of the premises and of the mutual agreements herein contained, the parties agree as follows:

Lessee’s Acceptance Of lease

(1) The lessee accepts this letting and agree to pay to the order of the lessor the monthly rentals above stated for the full term of this lease, in advance, at the times and in the manner aforesaid.

Use of Premises

(2a) The lessee shall use the premises during the term of this lease for the conduct of the following business, General Office Space

(2b) The lessee will not make any unlawful improper or offensive use of the premises; the lessee will not suffer any strip or waste thereof; the lessee will not permit any objectionable noise or odor to escape or to be emitted from the premises or do anything or permit anything to be done upon or about the premise in any way tending to create a nuisance; the lessee will not sell or permit to be sold any product, substance or service upon or about the premises, excepting such as lessee may be licensed by law to sell and as may be herein expressly permitted.

(2c) The lessee will not allow the premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; the lessee will not install any power machinery on the premises except under the supervision and with written consent of the lessor, the lessee will not store gasoline or other highly combustible materials on the premises at any time; the lessee will not use the premises in such a way or for such a purpose that the fire insurance rate on the improvements on the premises is thereby increased or that would prevent the lessor from taking advantage of any rulings of any agency of the state in which the premises are situated, or which would allow the lessor to obtain reduced premium rates for long term fire insurance policies.

(2d) The lessee shall comply at lessee’s own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of the premises. These include, without limitation, all laws, regulations and ordinances pertaining to air and water quality, Hazardous Material as herein defined, waste disposal , air emissions, and other enviornmental matters. As used herein, Hazardous Material means any hazardous or toxic substance, material, or waste, including but not limited to those substances, materials, and waste listed in the U.S. Department of Transportation Hazardous Materials Table or by the U.S. Environmental Protection Agency as hazardous substances and amendments thereto, petroleum products, or such other substances, materials, and waste that are or become regulated under any applicable local, state, or federal law.

(2e) The lessee shall regularly occupy and use the premises for the conduct of lessee’s business, and shall not abandon or vacate the premises for more than ten days without written approval of lessor.

(2f) Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the premises by lessee, its agents, employees, contractors, or invitees without the prior written consent of lessor, which consent will not be unreasonably withheld so long as lessee demonstrates to lessor’s reasonable satisfaction that such Hazardous Material is necessary or useful to lessee’s business and will be used, kept, and stored in a manner that will comply at all times with all laws regulating any such Hazardous material so brought upon or used or kept on or about the premises.

UTILITIES

(3) The lessee shall pay for all heat, light, water, and other services or utilities used in the premises during the term of this lease.

REPAIRS AND IMPROVEMENTS

(4a) The lessor shall not be required to make any repairs, alterations, additions or improvements to or upon the premises during the term of this lease, except only those hereinafter specifically provided for; the lessee hereby agrees to maintain and keep the premises, including all interior and exterior walls and doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in good order and repair during the entire term of this lease, at lessee’s own cost and expense; and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of the premises with glass as of good or better quality as that now in use; it is further agreed that the lessee will make no alterations, additions or improvements to or upon the premises without the written consent of the lessor first being obtained.

(4b) The lessor agrees to make all necessary structural repairs to the building, including exterior walls, foundation, roof, gutters and downspouts, and the abutting sidewalks. The lessor reserves and any and all times shall have the right to alter, repair or improve the building of which the premises are a part, or to add thereto, and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the premises and lessor and lessor’s representatives, contractors, and workers for that purpose may enter in or about the premises with such materials as lessor may deem necessary therefore, and lessee waives any claim to damages, including loss of business resulting therefrom.

LESSOR’S RIGHT OF ENTRY

(5) It shall be lawful for the lessor, the lessor’s agents and representatives, at any reasonable time to enter into or upon the premises for the examining into the condition thereof, or for any other lawful purpose, providing 24 hour notice be given to lessee in advance.

RIGHT OF ASSIGNMENT

(6) The lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sublet, or permit any other person or persons whomsoever to occupy the premises without the written consent of the lessor Being first obtained in writing; this lease is personal to lessee; lessee’s interest, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the lessee, or in any other manner, except as above mentioned; Landlord shall not unreasonably with hold consent to sublease or assign.

LIENS

(7) The lessee will not permit any lien of any kind, type or description to be placed or imposed upon the improvements in Which the premises are situated, or any part thereof, or the land on which they stand.

ICE, SNOW, DEBRIS

(8) Maintenance responsibility is lessor’s

OVERLOADING FLOORS

(9) The lessee will not overload the floors of the premises in such a way as to cause any undue or serious OF stress or strain upon the building in which the premises are located, or any part thereof, and the lessor shall have the right, at any time, to call upon any competent engineer or architect whom the lessor may choose; to decide whether or not the floor of the premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof, and the decision of the engineer or architect shall be final and binding upon the lessee; and in the event that it is the opinion of the engineer or architect that the stress or strain is such as to endanger or injure the building, or any part thereof, then and in that even the lessee agrees immediately to relieve the stress or strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactorily to the lessor.

ADVERTISING SIGNS

(10) The lessee will not use the outside walls of the premises, or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the lessee or for any purpose whatsoever without the written consent of the lessor; however, the lessee may make use of the windows of the premises to display lessee’s name and business when the workmanship of such signs shall be of good quality and permanent nature; provided further that the lessee may not suspend or place within said windows or paint thereon any banners, signs, sign-boards or other devices in violation of the intent and meaning of this section. Signage rights to include lighted shared sign at exterior of building provided by landlord and at lessee’s expense an interior sign placed on wall in lobby, with approval of sign by Landlord.

LIABILITY INSURANCE

(11) At all times during the term hereof, the lessee will, at the lessee’s own expense, keep in effect and deliver to the lessor liability insurance policies in form, and with an insurer, satisfactory to the lessor, Such policies shall insure both the lessor and the lessee against all liablity for damage to persons or property in, upon, or about the premises. The amount of such insurance shall be not less than $1,000,000 for injury to one person, not less than $1,000,000 for injuries to all persons arising out of any single incident, and not less than $1,000,000 for damage to property, or a combined single limit of not less than $2,000,000. It shall be the responsibility of lessor to purchase casualty insurance with extended coverage so as to insure any structure on the premises against damage caused by fire or the effects of fire (smoke, heat, means of extinguishment, etc.) or any other means of loss. It shall be the responsibility of the lessee to insure all of the lessee’s belongings upon the premises, of whatsoever nature, against the same. With respect to these policies, lessee shall cause the lessor to be named as an additional insured party. Lessee and lessor agree to and shall indemnify and hold each other harmless against any and all claims and demands arising from the negligence of the lessee, lessee’s officers, agents, invitees and / or employees, as well as those arising from lessee’s failure to comply with any covenant of this lease on lessee’s part to be performed, and shall at lessee’s own expense defend the lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against lessor in any such suit or action.

FIXTURES

(12) All partitions, plumbing, electrical wiring, additions to or improvements upon the premises, whether or installed by the lessor or lessee, shall be and become a part of the building in which the premises are located as soon as installed and the property of the lessor unless other wise herein provided.

LIGHT AND AIR

(13) This lease does not grant any rights of access to light and air over the premises or adjacent property.

DAMAGE BY CASUALTY, FIRE AND DUTY TO REPAIR

(14) In the event of the destruction of the improvements in which the premises are located by fire or other casualty, either party hereto may terminate this lease as of the date of fire or casualty, provided, however, that in the event of damage of the improvements by fire or other casualty to the extent of 50 per cent or more of the same; written notice of lessor’s election shall be given to lessee within fifteen days after the occurrence of the damage; if notice is not so given, lessor conclusively shall be deemed to have elected not to repair; in the even lessor elects not to repair, then and in that event this lease shall terminate with the date of the damage; but if the improvements in which the premises are located be but partially destroyed, and the damage so occasioned shall not amount the extent indicated above, or if greater than said extent and lessor elects to repair; as aforesaid. Then the lessor shall repair the same with all convenient speed and repairs, and the lessee hereby agrees to vacate upon request, all or any part thereof which the lessor may require for the purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of the premises by the lessee shall warrant; however, if the premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by lessee, then there shall be no abatement of rent and the lessor shall repair the damage with all convenient speed.

WAIVER OF SUBROGATION RIGHTS

(15) Neither the lessor nor the lessee shall be liable to the other for loss arising out of damage to or destruction of the premises or the building or improvement of which the premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either lessor or lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the lessor and the lessee that the rentals reserved by this lease have been fixed in contemplation that both parties shall fully provide their own insurance protection at their own expense, and that both parties shall look to their respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the lessor nor the lessee shall have any interest or claim in the other’s insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

EMINENT DOMAIN

(16) In case of the condemnation or purchase of all or any substantial part of the premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken by either party hereto on written notice to the other and in that case the lessee shall not be liable for any rent after the termination date. Lessee shall not be entitled to and hereby expressly waives any right to any part of the condemnation award or purchase price.

FOR SALE AND FOR RENT SIGNS

(17) During the period of 90 days prior to the date above fixed for the termination of this lease, the lessor herein may post on the premises or in the windows thereof signs of moderate size notifying the public that the premises are “for sale” or “for lease”

DELIVERING UP PREMISES ON TERMINATION

(18) At the expiration of the lease term or upon any sooner termination thereof, the lessee will quit and deliver up the premises and all future erections or additions to or upon the same, broom-clean, to the lessor or those having lessor’s estate in the premises, peaceably, quietly, and in as good order and condition, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone excepted, as the same are not in or hereafter may be put in by the lessor.

ATTACHMENT BANKRUPT DEFAULT

PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the lessee shall be in arrears in the payment of rent for a period of ten days after the same becomes due, or (2) if the lessee shall fail or neglect to perform or observe any of the covenants and agreements contained herein on lessee’s part to be done, kept, performed and observed and such default shall continue for ten days or more after written notice of such failure or neglect shall be given to lessee or (3) if the lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of lessee’s property shall be made for the benefit of creditors, or (5) If on the expiration of this lease lessee fails to surrender possession of the premises, the lessor or those having lessor’s estate in the premises, may terminate this lease and, lawfully, at lessor’s option immediately or at any time thereafter, without demand or notice, enter into and upon the premises and every part thereof and repossess the same, and expel lessee and those claiming by, through and under lessee and remove lessee’s effects at lessee’s expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent of preceding breath of covenant.

Neither the termination of this lease by forfeiture not the taking or recovery of possession of the premises shall deprive lessor of any other action, right, or remedy against lessee for possession, rent or damages, nor shall any omission by lessor to enforce any forfeiture, right or remedy to which lessor may be entitled be deemed a waiver by lessor of the right to enforce the performance of all terms and conditions of this lease by lessee.

In the event of any reentry by lessor, lessor may lease or relet the premises in whole or part to any tenant or tenants who may be satisfactory to lessor, for any duration, and for the best rent, terms and conditions as lessor may reasonably obtain. Lessor shall apply the rent received from any such tenant first the cost of retaking and reletting the premises, including remodeling required to obtain any such tenant, and then to any arrears of rent and future rent payable under this lease and any other damage to which lessor may be entitled hereunder.

Any property which lessee leaves on the premises after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by landlord, shall be deemed to have been abandoned, and lessor may remove and sell the property at public or private sale as lessor sees fit, without being liable for any prosecution therefore or for damages by reason thereof, and the net proceeds of any such sale shall be applied toward the expenses of landlord and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the lessee.

HOLDING OVER

In the event the lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy at sufferance which may be terminated at will at any time by the lessor.

ATTORNEY FEES AND COURT COSTS

In case suite or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay the prevailing party’s reasonable attorney fees incurred throughout such proceeding, including at trial, on appeal and for postjudgement collection. The lessee agrees to pay and discharge all lessor’s costs and expenses, including lessor’s reasonable attorney’s fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is Instituted. Should the lessee be or become the debtor in any bankruptcy proceeding, voluntarily, involuntarily, or otherwise, either during the period this lease is in effect or while there exists any outstanding obligation of the lessee created by this lease in favor of the lessor, the lessee agrees to pay the lessor’s reasonable attorney fees and costs which the lessor may incur as the result of lessor’s participation in such bankruptcy proceedings. It is understood and agreed by both parties that applicable federal bankruptcy law or rules of procedure may affect, alter, reduce or nullify the attorney fee and cost awards mentioned in the preceding sentence.

WAIVER

Any waiver by the lessor or any breach of any covenant herein contained to be kept and performed by the lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

NOTICES

Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing, contained in a sealed envelope, and sent first class mail, with postage fully prepaid, and if intended for the lessor herein, then if addressed to the lessor at 875 Wilson Street, Suite C, Eugene, Oregon, 97402 and if intended for the lessee, then if addressed to the lessee at                                                                                       . Any such notice shall be deemed conclusively to have been delivered to the addresses forty – eight hours after the deposit thereof in the U.S. Mail.

HEIRS AND ASSIGNS

All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, successors, personal representatives and so far as this lease is assignable by the terms hereof, to the assigns of such parties.

In construing this lease, it is understood that the lessor or the lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

IN WITNESS WHEREOF, The parties have executed this lease on the day and year first hereinabove written, any corporation signature being by authority of its Board of Directors.

Media Products, Inc.	A & A Properties Northwest, Inc.

/s/ JEFF POWELL	/s/ Illegible

Jeff Powell
1.14.02	1-14-02
/s/ JEFF POWELL

[GRAPHIC]

11

[GRAPHIC]

12